                                                                       EXHIBIT 1


                                 466,667 SHARES*

                           CITIZENS FIRST CORPORATION

                             Shares of Common Stock
                                 (no par value)


                             UNDERWRITING AGREEMENT

                                                              ___________, 199__

J.J.B. HILLIARD, W.L. LYONS, INC.
Hilliard Lyons Center
501 South Fourth Street
Louisville, Kentucky 40202

Gentlemen:

         Citizens First Corporation, a Kentucky corporation (the "Company"), hereby confirms its agreement with J.J.B. Hilliard, W.L. Lyons, Inc. (the "Underwriter"), as follows:

         SECTION 1. Introduction. Subject to the terms and conditions contained in this Underwriting Agreement (this "Agreement"), the Company proposes to issue and sell an aggregate of 466,667 shares of Common Stock ("Firm Shares") to the Underwriter. In addition, the Company has agreed to grant to the Underwriter an option to purchase up to 70,000 shares of Common Stock (the "Optional Shares") as provided in Section 4 hereof. The Firm Shares and, to the extent such option is exercised, the Optional Shares, are hereinafter collectively called the "Shares."

         The Company understands that the Underwriter proposes to make an initial public offering of the Shares, as soon hereafter as the Underwriter deems advisable and that the initial public offering of the Shares will be $15.00 per Share. The Company hereby confirms that the Underwriter has been authorized to distribute each preliminary prospectus and is authorized to distribute the Prospectus (as defined below).

         SECTION 2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the Underwriter as follows:

         (a) A registration statement on Form SB-2 (File No. 333-_____) with respect to the Shares, including a form of preliminary prospectus, has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations ("Rules and Regulations") of the Securities and Exchange Commission ("Commission") promulgated thereunder, and has been filed with the Commission. The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended preliminary prospectuses as may hereafter be required. There have been delivered to the Underwriter two signed copies of such registration statement, including Part II thereof, and each amendment thereto, if any, together with two copies of each exhibit filed therewith. Such

--------

         * Plus an option to acquire up to 70,000 additional Shares from the Company to cover over-allotments.

registration statement has been declared effective by the Commission under the Act and is not proposed to be amended. The term "Preliminary Prospectus" means any preliminary prospectus (as defined in Rule 430 of the Rules and Regulations) included at any time as a part of the Registration Statement. The Registration Statement as amended (including any supplemental registration statement under Rule 462(b) or any amendment under Rule 462(c) of the Rules and Regulations) at the time and on the date it becomes effective (the "Effective Date"), including the prospectus, financial statements, schedules, exhibits and all other documents incorporated by reference therein or filed as a part thereof, is called the "Registration Statement;" provided, however, that Registration Statement shall also include all Rule 430A Information (as defined below) deemed to be included in such Registration Statement at the time such Registration Statement becomes effective as provided by Rule 430A of the Rules and Regulations. The term "Prospectus" means the Prospectus as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no filing pursuant to Rule 424(b) of the Rules and Regulations is required, means the form of final prospectus included in the Registration Statement at the time such Registration Statement becomes effective. The term "Rule 430A Information" means information with respect to the Shares and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A of the Rules and Regulations. Reference made herein to any preliminary prospectus or to the Prospectus shall be deemed to refer to and include any document attached as an exhibit thereto or incorporated by reference therein, as of the date of such preliminary prospectus or the Prospectus, as the case may be. The Company will not file any amendment of the Registration Statement or supplement to the Prospectus to which the Underwriter shall reasonably object in writing after being furnished with a copy thereof.

         (b) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus, and each Preliminary Prospectus complies with the requirements of the Act and the Rules and Regulations. As of the Effective Date, and at all times subsequent thereto up to each Closing Date (as defined in Section 4 hereof), the Registration Statement and the Prospectus, and any amendments or supplements thereto, contained or will contain all statements that are required to be stated therein in accordance with the Act and the Rules and Regulations and conformed or will conform in all material respects to the requirements of the Act and the Rules and Regulations, and neither the Registration Statement nor the Prospectus, nor any amendment or supplement thereto, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided however, that no representation or warranty is made as to information contained in or omitted from the Registration Statement, the Prospectus or any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Underwriter.

         (c) There is no contract or other document, transaction, or relationship required to be described in the Registration Statement, or to be filed as an exhibit to the Registration Statement, by the Act or by the Rules and Regulations that has not been described or filed as required.

         (d) KPMG Peat Marwick LLP which has audited, reviewed, and expressed its opinion with respect to certain of the financial statements and schedules filed with the Commission as a part of the Registration Statement and included or to be included, as the case may be, in the Prospectus and in the Registration Statement, and whose report is included in the Prospectus and the Registration Statement, are independent accountants as required by the Act and the Rules and Regulations.

         (e) The Company and its subsidiary, Citizens First Bank, Inc., a Kentucky banking corporation (the "Bank"), have been duly organized and are validly existing as a corporation or banking corporation, as applicable, in good standing under the laws of the Commonwealth of Kentucky, with full power and authority (corporate and other) to own, lease, and operate their properties and conduct their business as described in




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the Prospectus (as defined in Section 2(a) of this Agreement); the Company is duly registered under the Bank Holding Company Act of 1956, as amended (the "BHCA"). Neither the Company nor the Bank has any properties or conducts any business outside of the Commonwealth of Kentucky which would require either of them to be qualified as a foreign corporation or bank, as the case may be, in any jurisdiction outside of Kentucky. Neither the Company nor the Bank has any directly or indirectly held subsidiary other than the Bank. The Company has all power, authority, authorizations, approvals, consents, orders, licenses, certificates and permits needed to enter into, deliver and perform this Agreement and to issue and sell the Shares.

         (f) The application for permission to organize the Bank (the "KDFI Application") was approved by the Commissioner of the Kentucky Department of Financial Institutions in an Order dated __________, 1998 (the "KDFI Order"), subject to certain conditions specified in the KDFI Order. Except for the capitalization of the Bank upon the consummation of the transactions contemplated in this Agreement, all conditions contained in the KDFI Order have been satisfied. The application to the Federal Deposit Insurance Corporation (the "FDIC") to become an insured depository institution under the provisions of the Federal Deposit Insurance Act (the "FDIC Application") was approved by an Order of the FDIC dated _________, 1998 (the "FDIC Order"), subject to certain conditions specified in the FDIC Order. Except for the capitalization of the Bank upon the consummation of the transactions contemplated in this Agreement, all conditions contained in the FDIC Order have been satisfied. The Company's application to become a bank holding company and acquire or issue all capital stock of the Bank (the "BHCA Application") was approved on _________, 1998 (the "Federal Reserve Board Approval"), subject to certain conditions specified in the Federal Reserve Board Approval. All conditions in the Federal Reserve Board Approval required to be satisfied before the date of this Agreement have been satisfied. Each of the KDFI Application, FDIC Application and BHCA Application, at the time of their respective filings, contained all required information and such information was complete and accurate in all material respects. The KDFI Order, the FDIC Order and the Federal Reserve Board Approval remain in full force and effect and have not been modified in any way. Other than the remaining conditions to be fulfilled under the KDFI Order, FDIC Order and the Federal Reserve Board Approval specified above, no authorization, approval, consent, order, license, certificate or permit of and from any federal, state, or local government or regulatory official, body, or tribunal, is required for the Company or the Bank to commence and conduct their respective businesses and own or lease their respective properties as described in the Prospectus, except such as are not material to the commencement or conduct of their respective businesses or to the ownership or leasehold of their respective properties.

         (g) The financial statements and schedules and the related notes thereto included or to be included, as the case may be, in the Registration Statement, the Preliminary Prospectus, and the Prospectus present fairly the financial position of the entities purported to be shown thereby as of the respective dates of such financial statements and schedules, and the results of operations and changes in equity and in cash flows of the entities purported to be shown thereby for the respective periods covered thereby, all in conformity with generally accepted accounting principles consistently applied throughout the periods involved, except as may be disclosed in such Registration Statement, the Preliminary Prospectus and the Prospectus. All adjustments necessary for a fair presentation of the results of such periods have been made in conformity with generally accepted accounting principles consistently applied throughout the periods involved. The Company had an outstanding capitalization as set forth under "Capitalization" in the Prospectus as of the date indicated therein (and as adjusted for the offering of the Firm Shares), and there has been no material change therein since such date except as disclosed in the Prospectus. The financial, operating, and statistical information set forth in the Prospectus under the captions "Prospectus Summary," "Business of the Company and the Bank," "Selected Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Management," "Principal Shareholders," "Use





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of Proceeds," "Capitalization," and "Description of Capital Stock" are fairly presented and prepared on a basis consistent with the audited financial statements of the Company.

         (h) Except those, if any, described in the Prospectus or which would not have a material adverse effect on the condition (financial or otherwise), business, prospects, assets, properties, results of operations, or net worth of the Company and the Bank taken as a whole ("Material Adverse Effect"), neither the Company nor the Bank, is, or with the giving of notice or lapse of time or both would be, in violation or breach of, or in default under, nor will the execution or delivery of, or the performance and consummation of the transactions contemplated by this Agreement (including the offer, sale, or delivery of the Shares), conflict with, or result in a violation or breach of, or constitute a default under, any provision of the Articles of Incorporation, bylaws (as amended or restated), or other governing documents of the Company or the Bank, or of any provision of any agreement, contract, mortgage, deed of trust, lease, loan agreement, indenture, note, bond, or other evidence of indebtedness, or other material agreement or instrument to which the Company or the Bank is a party or by which any of them is bound or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any statute, rule, regulation, order, or decree, applicable to the Company or the Bank, of any court or any regulatory body, administrative agency, or other governmental body having jurisdiction over the Company or the Bank or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or the Bank was or is now a party or by which it is bound. No consent, approval, filing, authorization, registration, qualification, or order, including with or by any bank regulatory agency, is required for the execution, delivery, and performance of this Agreement or the consummation of the transactions contemplated by this Agreement, other than such that have been obtained or made or such that may be required for compliance with the Act, the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the state securities laws ("Blue Sky Laws") applicable to the public offering of the Shares by the Underwriter and the clearance of such offering and the underwriting arrangements evidenced hereby with the National Association of Securities Dealers, Inc. ("NASD"). This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except as the enforceability of indemnification and contribution provisions may be limited by applicable law and except as enforceability may be limited by applicable equitable principles, or by bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting the enforcement of creditors' rights.

         (i) The Company has good and marketable title to all assets, tangible and intangible, reflected in the financial statements (or as described in the Registration Statement) herein described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount.

         (j) There is no litigation or governmental proceeding, action, or investigation pending or, to the knowledge of the Company, threatened, to which the Company or the Bank is or may be a party or to which property owned or leased by the Company or the Bank is or may be subject, or related to environmental or discrimination matters, which is required to be disclosed in the Registration Statement or the Prospectus by the Act or the Rules and Regulations and is not so disclosed, or which questions the validity of this Agreement or any action taken or to be taken pursuant hereto.

         (k) The Company and the Bank have filed all necessary federal and all state and foreign income and franchise tax returns and paid all taxes shown as due thereon; and no tax deficiency has been asserted or threatened against the Company or the Bank that would have a Material Adverse Effect, except as described in the Prospectus.





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         (l) Except as reflected in or contemplated by the Registration
Statement, since the respective dates as of which information is given in the Registration Statement and prior to the First Closing Date and Second Closing Date (as such terms are hereinafter defined):

                  (i) neither the Company nor the Bank has or will have incurred any material liabilities or obligations, direct or contingent, nor entered into any material transaction not in the ordinary course of business;

                  (ii) neither the Company nor the Bank has paid or declared any dividend or other distribution with respect to their capital stock and neither the Company nor the Bank has or will be delinquent in the payment of principal or interest on any outstanding debt obligations; and

                  (iii) there has not been and will not be any change in the capital stock or any material change in the indebtedness of the Company or the Bank or any adverse change in the condition (financial or otherwise), or any development involving a prospective adverse change in their respective businesses (resulting from litigation or otherwise), prospects, properties, condition (financial or otherwise), net worth, or results of operations which is material to the Company or the Bank.

         (m) The Company or the Bank owns or possesses adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, servicemark registrations, copyrights, and licenses necessary for the conduct of the business of the Company and the Bank or ownership of their respective properties, and neither the Company nor the Bank has received notice of conflict with the asserted rights of others in respect thereof which has not been resolved or which alone or in the aggregate, if the subject of any unfavorable decision, ruling or finding, could have a Material Adverse Effect.

         (n) The issued and outstanding shares of Common Stock as set forth in the Prospectus have been duly authorized and validly issued, are fully paid and nonassessable, and conform to the descriptions thereof contained in the Prospectus. All of the outstanding shares of capital stock of the Bank have been duly authorized and validly issued, are fully paid and nonassessable and owned directly or indirectly by the Company, free and clear of any claim, lien, encumbrance, or security interest. There are no preemptive, preferential, or other rights to subscribe for or to purchase any of the shares of Common Stock and no shares of Common Stock have been issued in violation of any such rights. There are no restrictions upon the voting or transfer of the shares of Common Stock pursuant to the Company's Articles of Incorporation, bylaws, and other governing documents, or any agreement or other instrument to which the Company or the Bank is a party or by which any of them may be bound. The Shares to be sold by the Company have been duly authorized and, when issued, delivered, and paid for pursuant to this Agreement, will be validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectus. There are no outstanding options, warrants, or other rights of any description, contractual or otherwise, entitling any person to receive any class of security from the Company, except as set forth in the Prospectus. All of the securities previously issued by the Company and the Bank, including the shares of Common Stock, were duly offered, sold, issued or granted and were made in compliance with, and were registered under or exempt from, the registration requirements of the Act, and were duly registered or qualified under, or the subject of an available exemption from, the registration provisions of the Blue Sky Laws. No document distributed to prospective security holders in connection with any such offer, sale or issuance of any securities of the Company or the Bank contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (o) Neither the Company nor the Bank has, directly or indirectly, at any time:



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                  (i) made any unlawful contribution to any candidate for
political office, or failed to disclose fully any contribution in violation of law; or

                  (ii) made any payment to any federal, state, local, or foreign government officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof or applicable foreign jurisdictions.

         (p) There are no holders of shares of Common Stock or other securities of the Company having rights to registration thereof under the Act.

         (q) Except for the securities portfolio as reflected in the Registration Statement, the Company does not own, directly or indirectly, equity securities of any other corporation or entity other than the Bank.

         (r) The Company and the Bank have in place and effective such policies of insurance, with limits of liability in such amounts, as are consistent with insurance coverage maintained by businesses similar to that of the Company and the Bank in the respective jurisdictions in which they conduct business.

         (s) The Company and the Bank have and hold, and at each Closing Date will have and hold, and are operating in material compliance with, and have fulfilled and performed all of their material obligations with respect to, all material permits, certificates, franchises, grants, easements, consents, licenses, approvals, charters, registrations, authorizations, and orders ("Permits") required under all applicable laws, rules, and regulations in connection with their respective businesses, and all of such Permits are in full force and effect; and there is no pending proceeding, and neither the Company nor the Bank has received notice of any threatened proceeding, relating to the revocation or modification of any such Permit which would have a Material Adverse Effect. Neither the Company nor the Bank is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable federal, state, municipal, or local statutes, laws, ordinances, rules, regulations, and/or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, except any such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a Material Adverse Effect.

         (t) The provisions of any employee pension benefit plan ("Pension Plan") as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in which the Company or the Bank is a participating employer, are in substantial compliance with ERISA, and the Company and the Bank are not in material violation of ERISA. The Company, the Bank, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any Pension Plans in which the Company or the Bank is a participating employer, and no facts, including any "reportable event" as defined by ERISA and the regulations thereunder, exist in connection with any Pension Plan in which the Company or the Bank is a participating employer which might constitute grounds for the termination of such plan by the Pension Benefit Guaranty Corporation or for the appointment by the appropriate U.S. District Court of a trustee to administer any such plan. The provisions of any employee benefit welfare plan, as defined in Section 3(1) of ERISA, in which the Company or the Bank is a participating employer, are in substantial compliance with ERISA and the Company, the Bank, or the plan sponsor thereof, as the case may be, has duly and timely filed the reports required to be filed by ERISA in connection with the maintenance of any such plans.



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         (u) The Company is not, and will not after the offering be, an
"investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended, and is not subject to regulation thereunder.

         (v) Neither this Agreement nor any certificate, written statement, or other document delivered or to be delivered by the Company or the Bank contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

         (w) No transaction has occurred between or among the Company or the Bank and any of their officers, directors, organizers or shareholders or any affiliate or affiliates of any such officer, director, organizer or shareholder, that is required to be described in and is not described in the Prospectus.

         (x) Neither the Company nor the Bank has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the Exchange Act or otherwise, of the price of the shares of Common Stock.

         (y) All documents delivered or to be delivered by the Company or any of its representatives in connection with the issuance and sale of the Shares were on the dates on which they were delivered, or will be on the dates on which they are to be delivered, true, complete, and correct in all material respects.

         Any certificate signed by any director or officer of the Company and delivered to the Underwriter shall be deemed a representation and warranty of the Company to the Underwriter as to the matters covered thereby. Any certificate delivered by the Company to its counsel for purposes of enabling such counsel to render the opinion referred to in Section 7(d) will also be furnished to the Underwriter and counsel for the Underwriter and shall be deemed to be additional representations and warranties to the Underwriter by the Company as to the matters covered thereby.

         SECTION 3. Representations and Warranties of the Underwriter. The Underwriter represents and warrants to the Company that the information set forth (a) in the last paragraph of the cover page of the Prospectus, (b) the information on page 2 of the Prospectus relating to stabilization, and (C) in the section in the Prospectus entitled "Underwriting," was the only written information furnished to the Company by and on behalf of the Underwriter expressly for use in connection with the preparation of the Registration Statement, and is correct and complete in all material respects and does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

         SECTION 4. Purchase, Sale and Delivery of Shares. On the basis of the representations, warranties, and agreements contained herein, but subject to the terms and conditions set forth herein, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the Firm Shares at the purchase price of $13.95 per Share.

         At 9:00 a.m., eastern time, on the third full business day following the commencement of the initial public offering contemplated by this Agreement, or at such other time not later than five (5) full business days following the date of this Agreement, as the Underwriter and the Company may agree, the Company will deliver to the Underwriter at the offices of J.J.B. Hilliard, W.L. Lyons, Inc., Hilliard Lyons Center, 501 South Fourth Street, Louisville, Kentucky 40202, or such other location as specified by the Underwriter, certificates representing the Firm Shares to be sold by them, against payment by or on behalf of the



                                      - 7 -

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Underwriter of the purchase price therefore by certified or official bank checks drawn upon or by a New York Clearing House bank and payable in next-day funds to the order of the Company or at the option of the Underwriter, by wire transfer to the account of the Company in same-day funds. Such time of delivery and payment is referred to in this Agreement as the "First Closing Date." The certificates for the Firm Shares to be so delivered shall be in definitive form and shall be registered in such names and in such denominations as the Underwriter shall request by written notice to the Company at least two business days prior to the First Closing Date. The Company agrees to make such certificates available for inspection at least twenty-four (24) hours prior to the First Closing Date at the offices of _________________________, or its designated custodian, or at any other location designated by the Underwriter.

         In addition, on the basis of the representations, warranties, and agreements contained herein, but subject to the terms and conditions set forth herein, the Company hereby grants to the Underwriter an option to purchase, severally and not jointly, from the Company up to 70,000 Optional Shares at the same purchase price per share to be paid for the Firm Shares, for use solely in covering any over-allotments made by the Underwriter in the sale and distribution of the Firm Shares. The option granted hereunder may be exercised at any time (but not more than once) within thirty (30) days after the date of this Agreement, upon written notice by the Underwriter to the Company which sets forth the aggregate number of Optional Shares as to which the Underwriter is exercising the option, the names and denominations in which the certificates for such shares are to be registered, the time and place at which such certificates will be delivered and stating that the Optional Shares referred to therein are to be used for the purpose of covering over-allotments in connection with distribution and sale of the Firm Shares. Such time of delivery of the certificates for such Optional Shares may not be earlier than the First Closing Date and herein is called the "Second Closing Date." The Second Closing Date shall be determined by the Underwriter, but if at any time other than the First Closing Date, shall not be earlier than three nor later than five full business days after delivery of such notice to exercise. Certificates for the Optional Shares will be made available for inspection at least 24 hours prior to the Second Closing Date at the offices of ______________, or its designated custodian, or at such other location as specified by the Underwriter. The manner of payment for and delivery of (including the denominations of and the names in which certificates are to be registered) the Optional Shares shall be the same as for the Firm Shares as specified in this Section 4.

         SECTION 5. Agreements of the Company. The Company covenants and agrees with the Underwriter that:

         (a) If any information shall have been omitted from the Registration Statement in reliance upon Rule 430A, the Company, at the earliest possible time, will furnish the Underwriter with a copy of the Prospectus to be filed by the Company with the Commission to comply with Rule 424(b) and Rule 430A under the Act, and, if the Underwriter does not object to the contents thereof, will file such Prospectus with the Commission in compliance with such Rules and Regulations. Upon compliance with such Rules and Regulations, the Company will so advise the Underwriter promptly. The Company will advise the Underwriter and counsel to the Underwriter promptly of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the institution of any proceedings for that purpose, or of any notification of the suspension of qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceedings for that purpose. The Company also will advise the Underwriter and counsel to the Underwriter promptly of any request of the Commission for amendment or supplement of the Registration Statement, of any Preliminary Prospectus, or of the Prospectus, or for additional information, and the Company will not file any amendment or supplement to the Registration Statement (either before or after it becomes effective), to any Preliminary Prospectus, or to the Prospectus (including a prospectus filed pursuant to Rule 424(b)) if the Underwriter has not been furnished with a copy prior to such filing or if the Underwriter reasonably objects to such filing.



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



         (b) During the time which a Prospectus relating to the Shares is required to be delivered under the Act, the Company shall comply with all requirements imposed on it by the Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, so far as is necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof and the Prospectus. If during such period any event occurs as a result of which the Prospectus, including any subsequent amendment or supplement, would include an untrue statement of a material fact, or would omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if during such period it becomes necessary, in the good faith opinion of counsel to the Company and counsel to the Underwriter, to amend the Prospectus, including any amendment or supplement thereto, to comply with the Act, the Company promptly will advise the Underwriter and counsel to the Underwriter thereof and will promptly prepare and file with the Commission an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance; and, if the Underwriter is required to deliver a prospectus nine (9) months or more after the Effective Date, the Company, upon request of the Underwriter and at the expense of the Underwriter, will prepare and deliver promptly such prospectus or prospectuses as may be necessary to permit compliance with the requirements of Section 10(a)(3) of the Act.

         (c) The Company will not, prior to the Second Closing Date or thirty
(30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-B under the Act, except as contemplated in the Prospectus.

         (d) The Company will not acquire any of the shares of Common Stock before the Second Closing Date or thirty (30) days after the date of this Agreement, whichever occurs first, nor will the Company declare or pay any dividend or make any other distribution upon its shares of Common Stock payable to shareholders of record on a date prior to such earlier date, except as disclosed in the Prospectus.

         (e) The Company will make generally available to its security holders and the Underwriter an earnings statement of the Company as soon as practicable, but in no event later than 45 days after the end of the Company's fiscal quarter first occurring after the first anniversary of the Effective Date, covering a period of twelve (12) consecutive calendar months beginning after the Effective Date which will satisfy the provisions of the last subsection of Section 11(a) of the Act and Rule 158 promulgated thereunder.

         (f) During such period as a prospectus is required by law to be delivered in connection with sales by an Underwriter or dealer, the Company will furnish to the Underwriter, at the expense of the Company, copies of the Registration Statement, the Prospectus, any Preliminary Prospectus, and all amendments and supplements to any such documents in each case as soon as available and in such quantities as the Underwriter may reasonably request, for the purposes contemplated by the Act.

         (g) The Company shall take or cause to be taken in cooperation with the Underwriter and counsel to the Underwriter all actions required in qualifying or registering the Shares for sale under the Blue Sky Laws of such jurisdictions as the Underwriter may reasonably designate, provided the Company shall not be required to qualify as a foreign corporation or take any action that would subject the Company to general service of process under the law of any such state (except with respect to the offering and sale of the Shares), and will continue such qualifications or registrations in effect so long as reasonably requested by the Underwriter to effect the distribution of the Shares (including, without limitation, compliance with all undertakings given pursuant to such qualifications or registrations) in such jurisdiction. In each jurisdiction where any of the Shares shall have been qualified as provided above, the Company will file such reports and statements as may be required by the laws of such jurisdiction to continue such qualification in effect for as long as may be reasonably necessary to complete the distribution of the Shares in such jurisdiction.

         (h) The Company will furnish to its security holders annual reports containing consolidated financial statements audited by independent public accountants and quarterly reports containing consolidated financial statements and financial information which may be unaudited. During the period ending five years after the date of this Agreement, (i) as soon as practicable after the end of each fiscal year, the Company will furnish to the Underwriter two copies of the annual report of the Company containing the consolidated balance sheet of the Company as of the close of such fiscal year and corresponding consolidated statements of income, stockholders' equity, and cash flows for the year then ended, such consolidated financial statements to be under the certificate or opinion of the Company's independent accountants, and (ii) the Company will file promptly and will furnish to the Underwriter at or before the filing thereof copies of all reports and any definitive proxy or information statements required to be filed by the Company with the Commission pursuant to Sections 13, 14, or 15 of the Exchange Act. During such five-year period the Company also will furnish to the Underwriter one copy of the following:

                  (i) as soon as practicable after the filing thereof, each report, statement, or other document filed by the Company with the Commission;

                  (ii) all other information reasonably requested by the Underwriter with respect to the Company to comply with Rule 15c2-11 of the Rules and Regulations and Section 4 of Schedule H of the NASD By-Laws;

                  (iii) as soon as available, each report, statement, or other document of the Company mailed to its shareholders; and

                  (iv) such additional documents and information with respect to the Company and its affairs as the Underwriter may from time to time reasonably request.

         (i) The Company will use its best efforts to satisfy or cause to be satisfied the conditions to the obligations of the Underwriter set forth in
Section 7 hereof.

         (j) The Company shall use every reasonable effort to effect the quotation of the shares of Common Stock on the OTC Bulletin Board as promptly as practicable.

         (k) The Company shall prepare and timely file with the Commission, from time to time, such reports as are required to be filed by the Rules and Regulations.

         (l) The Company shall comply in all respects with the undertakings given by the Company in connection with the qualification or registration of the Shares for offering and sale under the Blue Sky Laws.

         (m) The Company shall apply the net proceeds from the sale of the Shares to be sold by it hereunder in the manner and for the purposes specified under the heading "Use of Proceeds" in the Prospectus. The Company shall file, and will furnish or cause to be furnished to the Underwriter and counsel to the Underwriter, copies of all reports as may be required in accordance with Rule 463 under the Act.

         (n) The Company shall supply the Underwriter and counsel to the Underwriter, at the Company's cost, with a bound volume of the Underwriting materials within a reasonable time after the Closing Date.

         (o) Except for the sale of Shares pursuant to this Agreement, neither the Company nor the Bank shall, directly or indirectly, offer, sell, contract to sell, issue, distribute, grant any option, right, or warrant to purchase or otherwise dispose of any shares of Common Stock or securities convertible into, or exercisable, or exchangeable for, shares of Common Stock, in the open market or otherwise, for a period of one-hundred eighty days (180) days after the later of the Effective Date or the date of this Agreement, without the express prior written consent of the Underwriter.

         (p) The Company shall cause each director, officer and principal shareholder of the Company to furnish to the Underwriter, on or before the date of this Agreement, a letter or letters, in form and substance satisfactory to counsel for the Underwriter, pursuant to which each such person shall agree not to offer for sale, contract to sell, sell, distribute, grant any option, right or warrant to purchase, pledge, hypothecate, or otherwise dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into, or exercisable or exchangeable for, shares of Common Stock for a period of one hundred eighty (180) days following the date of the Prospectus, except with the express prior written consent of the Underwriter.

         (q) The Company shall pay, or reimburse if paid by the Underwriter, the costs, fees and expenses incurred in connection with the initial public offering as described in Section 6 below, whether or not the transactions contemplated hereunder are consummated or if this Agreement is terminated for any reason, including those listed in Section 6 below.

         SECTION 6. Payment of Expenses and Fees.

         Whether or not the transactions contemplated hereunder are consummated, or if this Agreement is terminated for any reason, the Company will pay or cause to be paid the costs, fees, and expenses incurred in connection with the initial public offering as follows:

                  (i) All costs, fees, and expenses incurred in connection with the performance of the Company's obligations hereunder, including all fees and expenses of the Company's accountants and counsel and all costs and expenses incurred in connection with the preparation, printing, filing, and distribution (including delivery and shipping costs) of the Registration Statement, each Preliminary Prospectus, and the Prospectus (including all amendments and exhibits thereto and the financial statements therein), and agreements and supplements provided for herein, this Agreement and other underwriting documents, and the Preliminary and Supplemental Blue Sky Memoranda; provided, however, except as set forth in Section 6(a)(ii) below or if the provisions of
Section 8 of this Agreement become applicable, the Company shall not be responsible for the legal fees and disbursements of counsel for the Underwriter or the expenses customarily paid by the Underwriter;

                  (ii) All filing and registration fees and expenses, including the legal fees and disbursements of counsel, incurred in connection with qualifying or registering all or any part of the Shares for offer and sale under the Blue Sky Laws and the clearing of the public offering with the NASD;

                  (iii) All fees and expenses of the Company's transfer agent, the cost of printing the certificates representing the Shares, all transfer taxes, if any, the inclusion of the Shares on the OTC Bulletin Board, and all other fees and expenses incurred in connection with the sale and delivery of the Shares to the Underwriter;

                  (iv) The filing fees of the NASD; and

                  (v) All other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise provided for in this Section 6(a).

         SECTION 7. Conditions to the Obligations of the Underwriter. The obligations of the Underwriter under this Agreement shall be subject to the accuracy of the representations and warranties on the part of the Company set forth herein as of the date hereof, as of the First Closing Date, and if applicable, as of the Second Closing Date, as the case may be, to the accuracy of the statements of the Company's directors and officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder, and to the following additional conditions, except to the extent expressly waived in writing by the Underwriter:

         (a) The Registration Statement shall have been declared effective by the Commission not later than 5:30 p.m. eastern time, on the date of this Agreement, or such later time as shall have been consented to by the Underwriter, but in any event not later than 5:30 p.m., eastern time, on the third full business day following the date hereof; if the Company omitted information from the Registration Statement at the time it became effective in reliance on Rule 430A under the Act, the Prospectus shall have been filed with the Commission in compliance with Rule 424(b) and Rule 430A under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment or supplement thereto shall have been issued; no proceeding for the issuance of such an order shall have been initiated or shall be pending or, to the knowledge of the Company or the Underwriter, threatened or contemplated by the Commission or by any jurisdiction in which the Shares have been registered; and any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise) shall have been disclosed to the Underwriter and complied with to the Underwriter's satisfaction.

         (b) The Shares shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the Blue Sky Laws of such jurisdictions as shall have been reasonably specified by the Underwriter and the offering shall have been cleared by the NASD.

         (c) Since the dates as of which information is given in the Registration Statement and the Prospectus:

                  (i) There shall not have been any material adverse change, or any development involving a prospective material adverse change, in the ability of the Company or the Bank to conduct their respective businesses (whether by reason of any court, legislative, other governmental action, order, decree, or otherwise), or in the general affairs, condition (financial and otherwise) business, prospects, properties, management, financial position or earnings, results of operations, or net worth of the Company or the Bank, whether or not arising from transactions in the ordinary course of business; and

                  (ii) Neither the Company nor the Bank shall have sustained any material loss or interference from any labor dispute, strike, fire, flood, windstorm, accident, or other calamity (whether or not insured) or from any court or governmental action, order, or decree, the effect of which on the Company or the Bank, in any such case described in this clause (c)(ii), is in the reasonable opinion of the Underwriter so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares on the terms and in the manner contemplated in the Registration Statement and the Prospectus.

         (d) There shall have been furnished to the Underwriter on each Closing Date, except as otherwise expressly provided below:

                  (i) An opinion of Stoll, Keenon & Park, LLP, Lexington, Kentucky, or English, Lucas, Priest & Owsley, Bowling Green, Kentucky, counsel for the Company, in form reasonably satisfactory to the Underwriter and counsel for the Underwriter, addressed to the Underwriter and dated as of the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                           (1) The Company and the Bank have been duly organized
and are validly existing as corporations with active status under the laws of the Commonwealth of Kentucky, with full power and authority (corporate and other) to own, lease, and operate their respective properties and conduct their respective businesses as described in the Registration Statement; the Company and the Bank are not required to be qualified to do business in any jurisdiction outside Kentucky; the Company is duly registered under the BHCA; and the Bank is duly organized and validly existing as a state-chartered banking corporation in good standing under the laws of the Commonwealth of Kentucky, with full power and authority (corporate and other) to own, lease, and operate its properties and conduct its business as described in the Prospectus and, except as described in the Prospectus, the Bank is not subject to any current formal arrangements or memorandum of understanding with, or cease and desist order by, any bank regulatory agency;

                           (2) The authorized capital stock of the Company
consists solely of 1,000,000 shares of Common Stock, no par value, and 500 shares of Preferred Stock, no par value, and all such stock conforms to the descriptions thereof in the Registration Statement and Prospectus;

                           (3) The issued and outstanding shares of Common Stock
are as set forth in the Registration Statement and the Prospectus and have been duly authorized and validly issued, and are fully paid and nonassessable and there are no preemptive, preferential, or other rights to subscribe for or purchase any shares of Common Stock or of the Shares to be sold by the Company hereunder and no shares of Common Stock have been issued in violation of such rights; there are no restrictions upon the voting or transfer of the shares of Common Stock or the Shares pursuant to the Company's Articles of Incorporation, bylaws, and other governing documents, or, to the knowledge of counsel after reasonable investigation, any agreement or other instrument to which the Company or the Bank is a party or by which any of them may be bound, except as described in the Registration Statement and the Prospectus; all of the outstanding shares of the capital stock of the Bank have been duly authorized and validly issued, and are fully paid and nonassessable, and to the knowledge of counsel after reasonable investigation, free and clear of any lien, claim, encumbrance or security interests; to the knowledge of such counsel after reasonable investigation, all offers, sales and issuances of the capital stock of the Company and the Bank prior to the date hereof were made in compliance with, and were registered under or exempt from, the registration requirements of the Act and were duly registered or qualified under, or the subject of an available exemption from, the registration provisions of the applicable Blue Sky Laws;

                           (4) The certificates for the Shares to be delivered
hereunder are in due and proper form and when duly countersigned by the Company's transfer agent, and delivered to the Underwriter or upon the order of the Underwriter against payment therefor in accordance with the provisions of this Agreement, the Shares represented thereby will be duly authorized and validly issued, fully paid, and nonassessable and, upon the closing of the transactions contemplated hereby, and assuming the Underwriter is acquiring the shares in good faith and without notice of any adverse claims, the Underwriter will acquire good title to the Shares sold by the Company, free and clear of any lien, claim, security interest, or other encumbrance or restriction on transfer;

                           (5) To the knowledge of such counsel based on
communications with representatives of the Commission, the Registration Statement and all post-effective amendments thereto have become effective under the Act, and, to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and all filings required by Rule 424 and Rule 430A of the Rules and Regulations have been made; the Registration Statement, the Prospectus, and each amendment or supplement thereto (except for the financial statements and other statistical or financial data included therein as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the Rules and Regulations; such counsel has participated in the preparation of the Registration Statement and the Prospectus during the course of which, among other things, such counsel has examined various documents and other papers and participated in conferences with representatives of the Company, with representatives of the Company's independent public accountants, and with your representatives and your counsel, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed. On the basis of the information that was developed in the course of such counsel's participation, no facts have come to the attention of such counsel which lead it to believe that either the Registration Statement, the Prospectus, or any such amendment or supplement, as of their respective effective or issue dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as amended or supplemented, if applicable, as of the First Closing Date or the Second Closing Date, as the case may be, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which made (except for the financial statements and other statistical or financial data included therein as to which such counsel expresses no opinion or belief). In this regard, to counsel's knowledge, there are no material number of outstanding options, warrants, or other rights of any description, contractual or otherwise, entitling any person to receive any class of security from the Company, except as set as forth in the Prospectus. To such counsel's knowledge after reasonable investigation, there are no amendments to the Registration Statement required to be filed or any legal or governmental proceedings pending, or threatened, that are required to be described in the Registration Statement that are not described as required, nor are there any contracts or documents of a character required to be described in the Registration Statement or to be filed as exhibits to the Registration Statement that are not described or filed as required;

                           (6) The Company has full power and authority
(corporate and other) to execute, deliver, and perform this Agreement and to issue, sell, and deliver the Shares to be sold by it to the Underwriter as provided herein; this Agreement has been duly authorized, executed, and delivered by the Company, and constitutes a legal, valid, and binding obligation of the Company and is enforceable against the Company in accordance with its terms, except that rights to indemnity or contribution may be limited by applicable laws and except as enforceability of this Agreement may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and by equitable principles limiting the right to specific performance or other equitable relief; no consent, approval, filing, authorization, registration, qualification or order is necessary in connection with the issue or sale of the Shares by the Company or the consummation of the transactions contemplated by this Agreement (other than such as has been heretofore obtained and such as may be required under the Act, the Exchange Act, applicable Blue Sky Laws, and the rules of the NASD);

                           (7) Neither the Company nor the Bank is, or with the
giving of notice or the lapse of time or both would be, in violation or breach of, or in default under, nor will the execution or delivery of, or performance and consummation of the transactions contemplated by this Agreement (including the offer, sale or delivery of the Shares) conflict with, or result in a violation or breach of, or constitute a default under, any provision of the Articles of Incorporation, bylaws (as amended or restated), or other governing documents of the Company or the Bank or any provision of any material agreement, contract, mortgage, deed of trust, lease, loan agreement, indenture, note, bond, other evidence of indebtedness, or any other material agreement or instrument known to such counsel after reasonable investigation to which the Company or the Bank is a party or by which any of them is bound, or to which any of their properties is subject, nor will the performance by the Company of its obligations hereunder violate any statute, rule, regulation, order, or decree applicable to the Company or the Bank of any court or any regulatory body, administrative agency, or other governmental body having jurisdiction over the Company, the Bank or any of their respective properties, or any order of any court or governmental agency or authority entered in any proceeding to which the Company or the Bank was or is now a party or by which it is bound, except those, if any, described in the Prospectus or which would not result in a Material Adverse Effect;

                           (8) There are no holders of shares of Common Stock or
other securities of the Company having rights to have such securities included for registration in the Registration Statement;

                           (9) No consent, approval, filing, authorization,
registration, qualification, or order of or with any court or governmental agency or body (including any bank regulatory agency) is required for the issue and sale of the Shares or in connection with the consummation of the transactions contemplated in this Agreement, other than as such have been obtained or made, except the registration of the Shares under the Act, and such consents, approvals, authorizations, registrations, or qualifications as may be required under state securities or Blue Sky Laws in connection with the purchase and distribution of the Shares by the Underwriter and the clearance of such offering by the NASD as to which counsel does not express an opinion;

                           (10) The Bank is the only subsidiary of the Company
and the Company does not own any equity interest in any other corporation, joint venture, proprietorship, or other commercial entity or organization except as described in the Registration Statement; and, to the knowledge of such counsel after reasonable investigation, the Company owns beneficially and of record all of the outstanding capital stock of the Bank free and clear of any claim, lien, encumbrance, or security interest;

                           (11) The Company and the Bank have and hold, and are
in substantial compliance within all material respects, all permits required under all laws, rules, and regulations in connection with their respective businesses, and all of such Permits are in full force and effect; and there is no pending proceeding, and neither the Company nor the Bank has received notice of any threatened proceeding, relating to the revocation or modification of any such Permit. Neither the Company nor the Bank is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable federal, state, municipal, or local statutes, laws, ordinances, rules, regulations, and/or orders issued pursuant to foreign, federal, state, municipal, or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of banking, bank holding companies, environmental protection, occupational safety and health, and equal employment practices) heretofore or currently in effect, including, without limitation, the KDFI Order, the FDIC Order, and the Federal Reserve Board Approval, all as described in Section 2(f) above, except any such violation that has been fully cured or satisfied without recourse or that is not reasonably likely to have a Material Adverse Effect;

                           (12) The Company is not an "investment company" or a
company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940 and, upon its receipt of the net proceeds from the sale of the Shares, will not become or be deemed to be an "investment company" thereunder; and

                           (13) Such counsel has reviewed all agreements,
contracts, indentures, leases, and other documents and instruments referred to in the Registration Statement and the Prospectus and the descriptions of such documents are fairly summarized or disclosed therein in all material respects, and filed as exhibits thereto as required and such counsel does not know of any agreements, contracts, indentures, leases or other documents or instrument required to be so summarized or disclosed or filed which have not been so summarized, disclosed, or filed. The descriptions in the Registration Statement of statutes, regulations, legal or governmental proceedings are accurate and present fairly in all material respects the information required to be shown.

                  The Underwriter acknowledges that as used in the opinions rendered pursuant to subsection (d)(i) the phrases "known to such counsel," "to such counsel's knowledge" or any similar phrase, shall refer solely to the current, actual knowledge, acquired during the course of such counsel's representation of the Company, of those attorneys of the firm who have rendered legal services in connection with such representation (excluding any lawyers whose involvement has been limited to reviewing these opinions as part of the firm's opinion review procedure). The opinions to be rendered pursuant to subsection (d)(i) may be limited to federal law, and as to state law matters, to the laws of the states in which such counsel is admitted to practice. Such counsel may also rely as to factual matters on certificates of officers of the Company and of state officials and, as to legal matters in jurisdictions other than those in which they are domiciled, on opinions of local counsel, in each case satisfactory to the Underwriter, in which case their opinion shall state that they are so doing and copies of such certificates or opinions will be attached to their opinion unless such certificates or opinions or the information therein has been furnished to Underwriter in other form.

                  (ii) Such opinion or opinions of Brown, Todd & Heyburn PLLC, counsel for the Underwriter, dated the First Closing Date or the Second Closing Date, as the case may be, with respect to the incorporation of the Company, validity of the Shares, the Registration Statement and the Prospectus, and other related matters as the Underwriter may reasonably require, and the Company shall have furnished to such counsel such documents and shall have exhibited to them such papers and records as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (iii) A certificate of the chief executive officer and the principal financial officer of the Company, dated the First Closing Date or the Second Closing Date, as the case may be, to the effect that:

                           (1) The representations and warranties of the Company
set forth in Section 2 of this Agreement are true and correct as of the date of this Agreement and as of the First Closing Date or the Second Closing Date, as the case may be, and the Company has complied in all material respects with all the covenants and satisfied all the conditions to be performed or satisfied by it at or prior to such Closing Date;

                           (2) The Commission has not issued an order preventing
or suspending the use of the Prospectus or any Preliminary Prospectus or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement has been issued; and, to the best knowledge of the respective signatories, no proceeding for that purpose has been instituted or is pending or contemplated under the Act;

                           (3) Each of the respective signatories of the
certificate has carefully examined the Registration Statement, the Prospectus, and any amendments or supplements thereto, and such documents contain all statements and information required to be made therein, and neither the Registration Statement nor any amendment or supplement thereto includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, since the date on which the Registration Statement was initially filed, no event has occurred that was required to be set forth in an amended or supplemented prospectus or in an amendment to the Registration Statement that has not been so set forth; provided, however, that no representation need be made as to information contained in or omitted from the Registration Statement or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Underwriter; and

                           (4) Since the date on which the Registration
Statement was initially filed with the Commission, there has not been any material adverse change or a development involving a prospective material adverse change in the business, properties, financial condition, or earnings of the Company or the Bank, whether or not arising from transactions in the ordinary course of business, except as disclosed in the Registration Statement as heretofore amended or (but only if the Underwriter expressly consents thereto in writing) as disclosed in an amendment or supplement thereto filed with the Commission and delivered to the Underwriter after the execution of this Agreement; since such date and except as so disclosed or in the ordinary course of business, neither the Company nor the Bank has incurred any liability or obligation, direct or indirect, or entered into any transaction that is material to the Company or the Bank, as the case may be, not contemplated in the Prospectus; since such date and except as disclosed or contemplated in the Prospectus there has not been any change in the outstanding capital stock of the Company, or any change that is material to the Company or the Bank in the short-term debt or long-term debt of the Company or the Bank; since such date and except as so disclosed the Company has not acquired any shares of Common Stock or other capital stock of the Company nor has the Company declared or paid any dividend or made any other distribution not expressly consented to in writing by the Underwriter, upon its outstanding shares of Common Stock payable to shareholders of record on a date prior to the First Closing Date or Second Closing Date, as the case may be; since such date and except as so disclosed, neither the Company nor the Bank have incurred any material contingent obligations, and no material litigation is pending or threatened against the Company or the Bank; and, since such date and except as so disclosed, neither the Company nor the Bank have sustained any material loss or interference from any strike, fire, flood, windstorm, accident, or other calamity (whether or not insured) or from any court or governmental action, order, or decree.

                  (iv) At the time this Agreement is executed and also on the First Closing Date and the Second Closing Date, as the case may be, there shall be delivered to the Underwriter a letter addressed to the Underwriter, from KPMG Peat Marwick LLP, the Company's independent accountant, the first letter to be dated the date of this Agreement, the second letter to be dated the First Closing Date, and the third letter (in the event of a Second Closing) to be dated the Second Closing Date, which shall be in form and substance reasonably satisfactory to the Underwriter and shall contain information as of a date within five days of the date of such letter. There shall not have been any material change or decrease set forth in any letter referred to in this subsection (iv) that makes it impracticable or inadvisable in the judgment of the Underwriter to proceed with the public offering or purchase of the Shares as contemplated hereby.

                  (v) Such further certificates and documents as the Underwriter may reasonably request (including certificates of officers of the Company).

         All such opinions, certificates, letters, and documents shall be in compliance with the provisions hereof only if they are reasonably satisfactory to the Underwriter and to Brown, Todd & Heyburn PLLC, counsel for the Underwriter. The Company shall furnish the Underwriter with such manually signed or conformed copies of such opinions, certificates, letters, and documents as the Underwriter may reasonably request.

         (e) The Underwriter shall not have advised the Company that the Registration Statement, the Prospectus, or any amendment or supplement thereto, contains any untrue statement of fact which, in the reasonable opinion of the Underwriter or counsel for the Underwriter, is material or omits to state a fact which, in the reasonable opinion of the Underwriter or counsel for the Underwriter, is material and is required to be stated therein or necessary to make the statements therein not misleading and the Company shall not have cured such untrue statement of fact or stated a statement of fact required to be stated therein.

         (f) The Company shall have duly tendered to the Underwriter certificates representing all the Shares agreed to be sold by the Company on the First Closing Date or the Second Closing Date, as the case may be.

         If any condition to the Underwriter's obligations hereunder to be satisfied prior to or at either Closing Date is not so satisfied, this Agreement at the Underwriter's election will terminate upon notification to the Company without liability on the part of the Underwriter or the Company, except for the expenses to be paid by the Company pursuant to Section 6 hereof or reimbursed by the Company pursuant to Section 8 hereof and except to the extent provided in
Section 10 hereof.

         SECTION 8. Reimbursement of Underwriter's Expenses. If the sale of the Shares to the Underwriter at the First Closing is not consummated because the offering is terminated or indefinitely suspended by the Company or by the Underwriter for any reason in accordance with the terms of this Agreement, the Company will reimburse the Underwriter for its reasonable out-of-pocket expenses, including fees and disbursements of its counsel, that shall have been incurred by the Underwriter in connection with the proposed purchase and sale of the Shares. Any such termination or suspension shall be without liability of any party to the other except that the provisions of this Section 8, and Sections 6 and 10 shall remain effective and shall apply.

         SECTION 9. Maintain Effectiveness of Registration Statement. The Underwriter and the Company will use their respective best efforts to prevent the issuance of any stop order or other such order suspending the effectiveness of the Registration Statement and, if such stop order is issued, to obtain the lifting thereof as soon as possible.

         SECTION 10. Indemnification and Contribution.

         (a) The Company agrees to indemnify and hold harmless the Underwriter and each person, if any, who controls the Underwriter within the meaning of the Act or the Exchange Act, against any losses, claims, damages, expenses, liabilities, or actions in respect thereof ("Claims"), joint or several, to which the Underwriter or each such controlling person may become subject under the Act, the Exchange Act, the Rules and Regulations, Blue Sky Laws, or other federal or state statutory laws or regulations, at common law or otherwise (including payments made in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such Claims arise out of or are based upon the inaccuracy or breach of any representation, warranty, or covenant of the Company contained in this Agreement, any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any application filed under any Blue Sky Law or other document executed by the Company for that purpose or based upon written information furnished by the Company and filed in any state or other jurisdiction to qualify or register any or all of the Shares under the securities laws thereof (any such document, application, or information being hereinafter called a "Blue Sky Application"), or arise out of or are based upon the omission or alleged omission to state in any of the foregoing a material fact required to be stated therein or necessary to make the statements therein not misleading. The Company agrees to reimburse the Underwriter and each such controlling person for any legal fees or other expenses reasonably incurred by the Underwriter or any such controlling person in connection with investigating or defending any such Claim or appearing as a third-party witness in connection with any such Claim; provided, however, that the Company will not be liable in any such case to the extent that:

                  (i) Any such Claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto or in any Blue Sky Application in reliance upon and in conformity with the written information furnished by or on behalf of the Underwriter to the Company expressly for use therein pursuant to Section 3 of this Agreement; or

                  (ii) Such statement or omission was contained or made in any Preliminary Prospectus and corrected in the Prospectus and (1) any such Claim suffered or incurred by the Underwriter (or any person who controls the Underwriter) resulted from an action, claim, or suit by any person who purchased Shares that are the subject thereof from the Underwriter in the offering, and
(2) the Underwriter failed to deliver a copy of the Prospectus (as then amended if the Company shall have amended the Prospectus) to such person at or prior to the confirmation of the sale of such Shares in any case where such delivery is required by the Act, unless such failure was due to failure by the Company to provide copies of the Prospectus (as so amended) to the Underwriter as required by this Agreement.

         (b) The Underwriter agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of the Act or the Exchange Act, against any Claim to which the Company, or any such director, officer, or controlling person may become subject under the Act, the Exchange Act, the Rules and Regulations, Blue Sky Laws, or other federal or state statutory laws or regulations, at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriter, which consent shall not be unreasonably withheld), insofar as such Claim arises out of or is based upon any untrue or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, or arises out of or is based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or any amendment or supplement thereto, or in any Blue Sky Application, in reliance upon and in conformity with the written information furnished by the Underwriter to the Company pursuant to Section 3 of this Agreement. The Underwriter will reimburse any legal fees or other expenses reasonably incurred by the Company, or any such director, officer, or controlling person in connection with investigating or defending any such claim, and from any and all Claims resulting from failure of the Underwriter to deliver a copy of the Prospectus, if the person asserting such Claim purchased Shares from the Underwriter and a copy of the Prospectus (as then amended if the Company shall have amended the Prospectus) was not sent or given by or on behalf of the Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Shares to such person, and if the Prospectus (as so amended) would have cured the defect giving rise to such Claim (unless such failure was due to a failure by the Company to provide sufficient copies of the Prospectuses (as so amended) to the Underwriter). The indemnification obligations of the Underwriter as provided above are in addition to any liabilities the Underwriter may otherwise have.

         (c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 10 of notice of the commencement of any action in respect of a Claim, such indemnified party will, if a Claim in respect thereof is to be made against an indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof. In case any such action is brought against any indemnified party, and such indemnified party notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in and, to the extent that it may wish, jointly with all other indemnifying parties, similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to the indemnified party and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.

         (d) Upon receipt of notice from the indemnifying party to such indemnified party of the indemnifying party's election to assume the defense of such action and upon approval by the indemnified party of counsel selected by the indemnifying party, the indemnifying party will not be liable to such indemnified party under subsection (a) or (b) of this Section 10 for any legal fees or other expenses subsequently incurred by such indemnified party in connection with the defense thereof, unless:

                  (i) the indemnified party shall have employed separate counsel in connection with the assumption of legal defenses in accordance with the proviso to the last sentence of subsection (c) of this Section 10 (it being understood, however, that the indemnifying party shall not be liable for the legal fees and expenses of more than one separate counsel, if the Underwriter or its controlling persons are the indemnified parties);

                  (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the indemnified party's notice to the indemnifying party of commencement of the action; or

                  (iii) the indemnifying party has authorized the employment of counsel at the expense of the indemnifying party.

         (e) If the indemnification provided for in this Section 10 is unavailable to an indemnified party or insufficient to hold harmless an indemnified party under subsection (a) or (b) of this Section 10 in respect of any Claim referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall, subject, to the limitations hereinafter set forth, contribute to the amount paid or payable by such indemnified party as a result of such Claim:

                  (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Shares; or

                  (ii) if the allocation provided by clause (e)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (e)(i) above, but also the relative fault of the Company on the one hand and the Underwriter on the other hand in connection with the statements or omissions that resulted in such Claim, as well as any other relevant equitable considerations.

         The respective relative benefits received by the Company on the one hand and the Underwriter on the other hand shall be deemed to be in such proportion so that the Underwriter is responsible for that portion represented by the percentage that the amount of the underwriting discount per share appearing on the cover page of the Prospectus bears to the initial public offering price per share appearing thereon, and the Company (including the Company's directors, officers, and controlling persons) are responsible for the remaining portion.

         The relative fault of the Company on the one hand and the Underwriter on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriter on the other hand and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such untrue statement or omission. The amount paid or payable by a party as a result of the Claims referred to above shall be deemed to include, subject to the limitations set forth in subsections (c) and (d) of this Section 10, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

         (f) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata or per capita allocation (even if the Underwriter is treated as one entity for such purpose) or by any other method or allocation that does not take into account the equitable considerations referred to in subsection (e) of this
Section 10. Notwithstanding the other provisions of this Section 10, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (g) The obligations of the Company and the Underwriter under this
Section 10 shall be in addition to any liability that the Company or the Underwriter may otherwise have.

         SECTION 11. Date of Agreement. This Agreement shall become effective immediately on the date hereof.

         SECTION 12. Termination. Without limiting the right to terminate this Agreement pursuant to any other provision hereof, this Agreement may be terminated by the Underwriter prior to the First Closing Date and the option from the Company referred to in Section 4, if exercised, may be canceled by the Underwriter at any time prior to the Second Closing Date, if:

         (a) The Company shall have failed, refused, or been unable, at or prior to such Closing Date, to perform any agreement on its part to be performed hereunder;

         (b) Any other condition to the obligations of the Underwriter hereunder is not fulfilled; or

         (c) In the Underwriter's judgment, payment for and delivery of the Shares is rendered impracticable or inadvisable because:

                  (i) The Company and the Bank, taken as a whole, shall have sustained any Material Adverse Effect including any loss or interference with their respective businesses or properties from fire, flood, hurricane, accident or other calamity, or from any labor dispute or any legal or governmental proceeding, to the extent resulting in a Material Adverse Effect, or any adverse change, or any development involving a prospective adverse change (including without limitation a change in management or control of the Company), in the condition (financial or otherwise), management, business, net worth, cash flows or results of operations of the Company and the Bank, taken as a whole, to the extent resulting in a Material Adverse Effect, except in each case as described in or contemplated by the Registration Statement and the Prospectus (exclusive of any amendment or supplement thereof);

                  (ii) Additional governmental restrictions, not in force and effect on the date hereof, shall have been imposed upon trading in securities generally or minimum or maximum prices shall have been generally established on any national securities exchange or over-the-counter, or trading in securities generally shall have been suspended on any national securities exchange or NASDAQ, or a general banking moratorium shall have been established by federal or state authorities;

                  (iii) Any event shall have occurred or shall exist that makes untrue or incorrect in any material respect any statement or information contained in the Registration Statement or that is not reflected in the Registration Statement but should be reflected therein to make the statements or information contained therein not misleading in any material respect;

                  (iv) An outbreak or escalation of major hostilities or other national or international calamity or any substantial change in political, financial, or economic conditions shall have occurred or shall have accelerated to such extent, in the Underwriter's judgment, as to have a material adverse effect on the general securities market or make it impracticable or inadvisable to proceed with completion of the sale of and payment for the Shares as provided in this Agreement; or

                  (v) The KDFI Order, the FDIC Order, or the Federal Reserve Board Approval shall have been withdrawn or materially altered, or notice shall have been received to the effect that any of such approvals will not be received, or, if received, will be subject to conditions that the Company or the Bank would not be able to fulfill in a reasonable time in the Underwriter's reasonable opinion.

         Any termination pursuant to this Section 12 shall be without liability on the part of the Underwriter to the Company or on the part of the Company to the Underwriter (except for expenses to be paid by the Company pursuant to Section 6 or reimbursed by the Company pursuant to Section 8 and except as to indemnification to the extent provided in Section 10).

         SECTION 13. Representations and Indemnities to Survive Delivery. The respective indemnity and contribution agreements of the Company and the Underwriter, and the representations, warranties, covenants, and other statements of the Underwriter and of the Company and of its directors and officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of the Underwriter, the Company, or any of its or their partners, officers, directors, or any controlling person, as the case may be, and will survive delivery of and payment for the Shares sold hereunder or the termination or cancellation of this Agreement.

         SECTION 14. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, delivered, or telecopied (with receipt confirmed) to J.J.B. Hilliard, W.L. Lyons, Inc., Hilliard Lyons Center, 501 South Fourth Street, Louisville, Kentucky 40202, Attention: Robert C. Oliver, Senior Vice President, (Fax No. (502) 588-8612) with a copy to James A. Giesel, Esq., Brown, Todd & Heyburn PLLC, 400 W. Market Street, 32nd Floor, Louisville, Kentucky 40202 (Fax No. (502) 581-1087); and if sent to the Company will be mailed, delivered, or telecopied (with receipt confirmed) to the Company at 1126 College Street, Bowling Green, Kentucky 42102, Attn: Mary D. Cohron, President, (Fax No. (502) 846-2426) with a copy to J. David Smith, Esq., Stoll, Keenon & Park, LLP, 201 East Main Street, Suite 1000, Lexington, Kentucky 40507 (Fax No. (606) 253-1093).

         SECTION 15. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors or assigns, and to the benefit of the directors and officers (and their personal representative) and controlling persons referred to in Section 10, and no other person will have any right or obligation hereunder.

         SECTION 16. Partial Unenforceability. If any section, subsection, clause or provision of this Agreement is for any reason determined to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any other section, subsection clause, or provision hereof.

         SECTION 17. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Kentucky.

         SECTION 18. Entire Agreement. This Agreement embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements between the parties with respect to such transactions other than as set forth or provided for herein.

         SECTION 19. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us the enclosed counterparts hereof, whereupon it will become a binding agreement between the Company and the Underwriter in accordance with its terms.

                                   Very truly yours,

                                   CITIZENS FIRST CORPORATION



                                   By:
                                       -----------------------------------------


                                   Title:
                                          --------------------------------------





                                   J.J.B. HILLIARD, W.L. LYONS, INC.



                                   By:
                                       -----------------------------------------


                                   Title:
                                          --------------------------------------